Exhibit 99.1

Supermicro Appoints New Independent Director and General Counsel

Industry veteran with deep financial background Scott Angel joins Board

Seasoned legal expert Yitai Hu promoted to General Counsel

SAN JOSE, Calif., March 31, 2025 – Super Micro Computer, Inc. (NASDAQ: SMCI) (“Supermicro” or the “Company”), a Total IT Solution Provider for AI, Cloud, Storage, and 5G/Edge, today announced enhancements to its Board of Directors and senior leadership team to support the continued execution of its growth strategy, with the appointments of:

•Scott Angel as a new independent director: Mr. Angel, who brings nearly four decades of experience in accounting, audit, consulting, and financial advisory, has deep expertise in the technology and semiconductor industries with a focus on risk and compliance.

•Yitai Hu as General Counsel & Senior Vice President, Corporate Development: Reporting directly to Supermicro’s CEO, Mr. Hu’s appointment furthers the Company’s ongoing work to expand its in-house legal department to better align with the size and complexity of the organization as well as its future growth ambitions.

“Supermicro’s explosive growth has positioned us as a clear industry leader with tremendous opportunities for further value creation, and the appointments of Scott as an independent director and Yitai as General Counsel will support our continued growth,” said Charles Liang, Founder, President, and CEO of Supermicro. “We look forward to benefitting from Scott’s valuable insights and fresh perspectives on our Board as we work together to advance our vision for Supermicro’s future at the forefront of the AI revolution. Yitai, already familiar with the Company, is a seasoned legal expert with a strong business acumen, and we are pleased to have a leader of his caliber serving as our General Counsel.”

About Scott Angel

Mr. Angel spent over 37 years in the audit and assurance practice at Deloitte, including 25 years as an audit partner in Silicon Valley. He focused on serving clients in the technology industry and led the semiconductor industry practice from 1993 until his retirement in December 2017. During Mr. Angel’s career at Deloitte, he served a wide range of public and private technology companies and has experience working on risk and compliance issues. He graduated with a Bachelor of Business Administration from the University of Washington, is a CPA (inactive status) and a member of the AICPA.

Exhibit 99.1

About Yitai Hu

With a legal career spanning nearly three decades, Mr. Hu has been a partner at AmLaw 50 law firms including Norton Rose Fulbright US LLP, Wilson Sonsini Goodrich & Rosati, Alston & Bird LLP and Akin Gump Strauss Hauer & Feld LLP. Recognized internationally as a leading trial attorney in the area of intellectual property rights, he brings deep technology experience as well as expertise on issues related to corporate governance and other matters including corporate transactions and mergers and acquisitions. He graduated with a Bachelor’s Degree in Physics from the University of Kansas, and a Juris Doctor from the University of Maryland’s Francis King Carey School of Law.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may relate to, among other things, contributions to our future growth to be made by the new director and General Counsel. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iii) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (iv) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (v) adverse macroeconomic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2024, and Quarterly Reports on Form 10-Q filed thereafter.

Exhibit 99.1

About Super Micro Computer, Inc.

Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first-to-market innovation for Enterprise, Cloud, AI, and 5G Telco/Edge IT Infrastructure. We are a Total IT Solutions manufacturer with server, AI, storage, IoT, switch systems, software, and support services. Supermicro's motherboard, power, and chassis design expertise further enables our development and production, enabling next-generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names, and trademarks are the property of their respective owners.

Investor Relations Contact:
Nicole Noutsios
Stratos Advisors
email: ir@supermicro.com